As filed with the Securities and Exchange Commission on
November [__], 2000                                         REGISTRATION NO.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   ------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                   ------------------------------------------

                               HAVEN BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                      11-3153802
      (State or other jurisdiction of                       (I.R.S. Employer
      incorporation or organization)                       Identification No.)
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100
                     (Address of principal executive office,
                        including ZIP code, and telephone
                          number, including area code)
                                 ---------------

                               HAVEN BANCORP, INC.
                            1996 STOCK INCENTIVE PLAN
                            (Full title of the Plan)
              ----------------------------------------------------

                                PHILIP S. MESSINA
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                               HAVEN BANCORP, INC.
                               615 Merrick Avenue
                            Westbury, New York 11590
                                 (516) 683-4100

                     (NAME, ADDRESS, INCLUDING ZIP CODE, AND
                        TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)
              ----------------------------------------------------

                                 WITH COPIES TO:
                             W. EDWARD BRIGHT, ESQ.
                             THACHER PROFFITT & WOOD
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
              ----------------------------------------------------


                         CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                     Amount to be Registered(1)  Proposed Maximum Offering     Proposed Maximum        Amount of
     Title of Securities to be                                      Price Per Share (2)    Aggregate Offering Price Registration Fee
            Registered                                                                                (2)
---------------------------------------------------------------------------------------------------------------------------------
   Common Stock, $.01 par value            441,998 shares                  ----                  $9,135,997.35         $2,411.90
================================================================================================================================

(1) This registration statement ("Registration Statement") is being filed for purposes of registering the 441,998 shares of common stock, par value $0.01 per share, of Haven Bancorp, Inc. ("Haven") par value $0.01 per share, reserved for the issuance of awards granted pursuant to the Haven Bancorp, Inc. 1996 Stock Incentive Plan, as amended ("Plan"). In addition to the shares being registered hereunder, this Registration Statement also covers an undetermined number of shares of common stock of Haven that, by reason of certain events specified in the Plan, may become issuable under the Plan or options granted thereunder.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $28.53125 per share, the average of the high and low sales prices of Haven common stock at the close of the day on November 9, 2000 as reported on the Nasdaq Stock Market.

--------------------------------------------------------------------------------

         This Registration Statement registers additional shares of Common Stock, par value $.01 per share, of Haven Bancorp, Inc. ("Shares") for issuance under the terms of the Haven Bancorp, Inc. 1996 Stock Incentive Plan, as amended ("Plan"). A total of 420,000 Shares were previously registered on June 28, 1996 for issuance under the Plan, by a registration statement filed with the Securities and Exchange Commission on Form S-8, Registration No. 333-07083 ("Prior Registration Statement"). Pursuant to General Instruction E of Form S-8, the entire contents of the Prior Registration Statement are hereby incorporated herein by reference.



ITEM 8.  EXHIBITS.

5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the le gality of the securities being registered.
23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).
23.2 Consent of KPMG LLP.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westbury, State of New York, on the 14th day of November, 2000.

                                           HAVEN BANCORP, INC.

                                           Registrant

                                           By: /s/ Philip S. Messina
                                              -------------------------
                                                   Philip S. Messina
                                                   Chairman of the Board and
                                                     Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                       Title                                Date
                 ---------                                       -----                                ----



/s/ Philip S. Messina                         Chairman of the Board and Chief                  November 14, 2000
--------------------------                    Executive Officer (Principal
Philip S. Messina                             executive officer)



/s/ William J. Jennings II                    President and Director                           November 14, 2000
--------------------------
William J. Jennings II



/s/ Catherine Califano                        Senior Vice President and Chief                  November 14, 2000
---------------------------                   Financial Officer (Principal
Catherine Califano                            accounting officer)



/s/ George S. Worgul                          Director                                         November 14, 2000
---------------------------
George S. Worgul



                                       -2-





                 Signature                                       Title                                Date
                 ---------                                       -----                                ----


/s/ Robert M. Sprotte                         Director                                         November 14, 2000
---------------------
Robert M. Sprotte


                                              Director                                          November 9, 2000
/s/ Michael J. Fitzpatrick
Michael J. Fitzpatrick


                                              Director                                          November 8, 2000
/s/ Michael J. Levine
Michael J. Levine


                                              Director                                          November 9, 2000
/s/ Msgr. Thomas J. Hartman
Msgr. Thomas J. Hartman


                                              Director                                         November 14, 2000
/s/ Michael A. McManus, Jr.
---------------------------
Michael A. McManus, Jr.


                                              Director                                          November 8, 2000
/s/ Garret Goodbody
Garret Goodbody


                                              Director                                          November 9, 2000
/s/ Hanif Dahya
Hanif Dahya


/s/ Richard Lashley                           Director                                          November 8, 2000
-------------------
Richard Lashley





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